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Exhibit 10.2

OMNIBUS AMENDMENT

Dated as of

August 31, 2006

Among

SABRE INC.,
as Lessee,

SABRE HOLDINGS CORPORATION,
as Lessee Guarantor,

CSL LEASING INC.,
as Lessor,

JPMORGAN CHASE BANK, N.A.
as Lessor Parent,

THE INSTITUTIONAL INVESTORS PARTY HERETO,
as Purchasers,

ASSURED GUARANTY RE LTD.,
as RVI Provider,

and

WILMINGTON TRUST COMPANY,
as Indenture Trustee

OMNIBUS AMENDMENT

        THIS OMNIBUS AMENDMENT (this "Amendment") is dated as of August 31, 2006, and is by and among SABRE INC., a Delaware corporation, as Lessee, (the "Lessee"); SABRE HOLDINGS CORPORATION, a Delaware corporation, as Lessee Guarantor, (the "Lessee Guarantor"); CSL LEASING INC., a Delaware corporation, as Lessor (the "Lessor"); JPMORGAN CHASE BANK, N.A., a national banking association (f/k/a JPMorgan Chase Bank, a New York banking corporation), as Lessor Parent (the "Lessor Parent"); the Institutional Investors signatory hereto, as Purchasers (each, a "Purchaser", and together with any other holder of a Note, the "Purchasers"); ASSURED GUARANTY RE LTD. (formerly ACE Capital Re International Ltd.), as RVI Provider (the "RVI Provider"); and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as Indenture Trustee (the "Indenture Trustee").

W I T N E S S E T H:

        WHEREAS, pursuant to that certain Participation Agreement dated as of June 15, 2003 (as amended, modified, restated or supplemented from time to time, the "Participation Agreement"), among the Lessee, the Lessee Guarantor, the Lessor, the Purchasers and the Indenture Trustee, the Purchasers and the Lessor have financed the acquisition of the Property subject to the terms of the Master Lease and the Lease Supplement;

        WHEREAS, the Lessee and the Lessor are parties to that certain Master Lease and Deed of Trust dated as of June 15, 2003 (the "Master Lease");

        WHEREAS, the Lessee and the Lessor desire to amend the Master Lease in certain respects and to make certain conforming amendments to the Participation Agreement and the Indenture;

        NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        Section 1. Definitions. Capitalized terms used but not otherwise defined in this Amendment have the respective meanings specified in Appendix A to the Participation Agreement; and the rules of interpretation set forth in Appendix A to the Participation Agreement shall apply to this Amendment.

        Section 2. Amendment to Master Lease. The parties hereto hereby mutually agree to amend the Master Lease by deleting Section 18.1 in its entirety and inserting in lieu thereof the following:

          Section 18.1 Purchase of Property. (a) Subject to the conditions contained herein, and without limitation of the Lessee's purchase obligation pursuant to Section 18.2 or 18.3, the Lessee shall have the irrevocable (except as set forth in Section 18.1(d)(vi) below) option at any time after the first anniversary of the Acquisition Date to purchase all, but not less than all, of the Property subject to this Master Lease (the "Purchase Option") at a price equal to the aggregate Lease Balance (other than the Make-Whole Amount if such purchase is made on the Expiration Date) on the date of such purchase (the "Purchase Option Price"). The Lessee's exercise of its option pursuant to this Section 18.1(a) shall be subject to the following conditions:

            (i)    the Lessee shall have delivered a Purchase Notice to the Lessor and the Indenture Trustee not less than ten (10) Business Days prior to such purchase, specifying the date of such purchase; and

            (ii)   the Lessee shall not have delivered (or, if delivered, shall not have failed to rescind) a written notice of the Lessee's exercise of the Remarketing Option pursuant to Section 20.1(a).

          (b)   Subject to the conditions contained herein, and without limitation of the Lessee's purchase obligation pursuant to Section 18.2 or 18.3, so long as no Lease Default or Lease Event of Default has occurred and is continuing, the Lessee shall have the irrevocable (except as set forth in Section 18.1(d)(vi) below) option at any time after the first anniversary of the Acquisition Date and prior to the final eighteen (18) months of the Lease Term to purchase (i) all, but not less than all, of the Solana Parcel, and/or (ii) all or any portion of the Undeveloped Parcel (each a "Partial Purchase Option") at a price equal to (x) in the case of the Solana Parcel, the amount established for such parcel in the Appraisal delivered on the Acquisition Date pursuant to Section 6.1(d) of the Participation Agreement, plus all Basic Rent accrued as of the date of such purchase, the Make-Whole Amount, if any, all accrued interest applicable to the prepayment of the Notes as described in Section 4.3 of the Participation Agreement, if any, all accrued Yield applicable to the prepayment of the Lessor Amount, if any, and all other amounts due and payable to the Lessor, the Purchasers and the Indenture Trustee as of the date of such purchase and (y) in the case of the Undeveloped Parcel, the per acre or per square foot amount established by the Appraisal delivered on the Acquisition Date pursuant to Section 6.1(d) of the Participation Agreement multiplied by the number of acres or square feet of the Undeveloped Parcel to be acquired by the Lessee, plus all Basic Rent accrued to the date of such purchase, the Make-Whole Amount, if any, all accrued interest applicable to the prepayment of the Notes as described in Section 4.3 of the Participation Agreement, if any, all accrued Yield applicable to the prepayment of the Lessor Amount, if any, and all other amounts due and payable to the Lessor, the Purchasers and the Indenture Trustee as of the date of such purchase (either of the foregoing amounts described in clause (x) or (y) being referred to herein as a "Partial Purchase Option Price"). The Lessee's exercise of any option pursuant to this Section 18.1(b) shall be subject to the following conditions:

            (i)    the Lessee shall have delivered a Purchase Notice to the Lessor and the Indenture Trustee not less than ten (10) Business Days prior to such purchase, specifying the date of such purchase;

            (ii)   the Lessee shall not have delivered (or, if delivered, shall not have failed to rescind) a written notice of the Lessee's exercise of the Remarketing Option pursuant to Section 20.1(a);

            (iii)  a Partial Purchase Option with respect to the Undeveloped Parcel may only be exercised two (2) times;

            (iv)  subject to the provisions of Section 18.1(d) below, after giving effect to any purchase pursuant to this Section 18.1(b), the remainder of the Land and Improvements thereon subject to this Master Lease shall (A) be a separate lot for tax purposes and properly subdivided pursuant to all Requirements of Law, (B) have adequate and legal access for vehicular and pedestrian ingress and egress and for all necessary utilities, including water, sewer, electricity and gas, and to the extent necessary for the use and enjoyment of such remainder, reciprocal easement agreements (such agreements to be in form and substance satisfactory to the Lessor and the Indenture Trustee), and (C) otherwise be in compliance with the terms and conditions of the Master Lease and all Requirements of Law;

            (v)   the Fair Market Sales Value of the portion of the Property not subject to a Partial Purchase Option, as determined by an appraisal thereof delivered in connection with the exercise of such option and in form and substance satisfactory to the Lessor and the Indenture Trustee, after giving effect to such purchase, shall not be less than the Lease Balance as reduced by the purchase price of the parcel or parcels being sold;

            (vi)  the consent of the RVI Provider to such Partial Purchase Option (and issuance of an endorsement to the RVI Policy satisfactory to the Lessor and the Indenture Trustee in connection therewith amending, inter alia, the legal description of the Property) shall have been obtained; and

            (vii) Subject to the provisions of Section 18.1(d) below, the Lessee shall have (A) delivered such evidence of compliance with the provisions of clause (iv) above as the Lessor or the Indenture Trustee may reasonably request, in form and substance satisfactory to them (including, without limitation, (1) an endorsement to the title insurance policies delivered pursuant to Section 6.1(p) of the Participation Agreement, and (2) a revised version of the survey delivered pursuant to Section 6.1(o) of the Participation Agreement), and (B) paid all Transaction Expenses (in accordance with Section 9.1(b) of the Participation Agreement) incurred in connection with any exercise of a Partial Purchase Option.

          (c)   If the Lessee exercises any option pursuant to this Section 18.1 then, upon the Indenture Trustee's receipt of all amounts due in connection therewith, the Lessor shall transfer to the Lessee or its designees all of the Lessor's right, title and interest in and to the applicable portions of the Property in accordance with the procedures set forth in Section 21.1(a), such transfer to be effective as of the date specified in the Purchase Notice. The Lessee may designate, in a notice given to the Lessor and the Indenture Trustee not less than seven (7) Business Days prior to the closing of such purchase (time being of the essence), the transferee or transferees to whom the conveyance shall be made (if other than to the Lessee), in which case such conveyance shall (subject to the terms and conditions set forth herein) be made to such designee; provided, however, that such designation of a transferee or transferees shall not cause the Lessee to be released, fully or partially, from any of its obligations under this Master Lease or any other Operative Document, including, without limitation, the obligation to pay to the Lessor the Lease Balance or Partial Purchase Option Price, as the case may be, on the date specified in the Purchase Notice.

          (d)   Should Lessee exercise the Partial Purchase Option in a manner such that after giving effect to such purchase the remainder of the Land and Improvements subject to this Master Lease consists solely of (i) the portion of the Land consisting of approximately 20.09 acres which is identified as the Headquarters Parcel on the attached Schedule 18.1(d) and the headquarters complex Improvements thereon (the "Headquarters Parcel"), (ii) the portion of the Land consisting of approximately 4.34 acres which is identified as the Expansion Parking Parcel on the attached Schedule 18.1(d) which will be utilized for the expansion of existing parking and landscaping to serve the Improvements situated upon the Headquarters Parcel (the "Expansion Parking Parcel"), (iii) the portion of the Land consisting of approximately 8.95 acres which is identified as the Irrigation Parcel on the attached Schedule 18.1(d) upon which a pond is located and which land will be utilized to provide irrigation water for landscaping on the Headquarters Parcel (the "Irrigation Parcel") and (iv) the portion of the Land consisting of approximately 0.62 acres reserved for future development which is identified as the Future Development Parcel on the attached Schedule 18.1(d) (the "Future Development Parcel"), then the following provisions shall be applicable to the exercise of the Partial Purchase Option:

            (i)    in addition to the conveyance by the Lessor to the Lessee of the Solana Parcel and the designated portion of the Undeveloped Parcel, Lessor shall also convey to Lessee all oil, gas and other minerals owned by the Lessor at, near or beneath the surface of the Headquarters Parcel, the Expansion Parking Parcel, the Irrigation Parcel and the Future Development Parcel for no additional consideration in excess of the Partial Purchase Option Price;

            (ii)   the portion of Kirkwood Boulevard crossing the Headquarters Parcel as well as a small strip of land adjacent thereto consisting of approximately 9.76 acres which is identified as the Kirkwood Blvd. Parcel on the attached Schedule 18.1(d) shall also be conveyed by Lessor to Lessee in accordance with the procedures set forth in Section 21.1(a) for no additional consideration in excess of the Partial Purchase Option Price provided that the Lessee shall have delivered evidence satisfactory to the Lessor and the Indenture Trustee that the Headquarters Parcel continues to have adequate and legal access for vehicular and pedestrian ingress and egress;

            (iii)  notwithstanding the provisions of Section 18.1(b)(iv)(A) above, Lessee shall have a period of time not to exceed ninety (90) days after the consummation of the Partial Purchase Option in order to plat or replat the Headquarters Parcel, the Expansion Parking Parcel, the Irrigation Parcel and the Future Development Parcel into one or more legal lots and one or more separate lots for tax purposes;

            (iv)  with respect to the platting or replatting of the Headquarters Parcel, the Expansion Parking Parcel, the Irrigation Parcel and the Future Development Parcel, it is Lessee's intention that the Headquarters Parcel, the Expansion Parking Parcel, and the Future Development Parcel shall be constituted as one legal lot and that the Irrigation Parcel shall be a separate lot, both of which would continue to be subject to the Master Lease;

            (v)   provided that Lessee pays all Transaction Expenses, Lessor agrees that, in its capacity as fee owner of the Land and Improvements, it shall reasonably cooperate with Lessee in effectuating the platting or replatting of the portions of the Land referenced above and the construction of new Improvements on the Expansion Parking Parcel and the Future Development Parcel which are permitted under or consented to in accordance with the provisions of the Master Lease and shall execute such applications, consents and approvals as may be necessary or desirable to accomplish the foregoing, and Lessee shall assume liability for, and indemnify, protect, defend, save and keep harmless each Indemnitee from and against any and all Claims that may be imposed on, incurred by or asserted against such Indemnitee arising out of this Section 18.1(d)(v) in accordance with Section 13.1 of the Participation Agreement; and

            (vi)  Lessor further agrees that in the event that Lessee provides to Lessor a Purchase Notice with respect to the Partial Purchase Option and is unable for any reason to consummate the designated transaction within the specified time period set forth in such Purchase Notice, so long as (A) all Transaction Expenses are paid by Lessee, (B) Lessee notifies Lessor at least two (2) Business Days prior to the scheduled date of closing that it is unable to close the designated transaction, and (C) the notice of Make-Whole Amount required under Section 4.3 of the Participation Agreement has not been delivered, then such Purchase Notice shall be revoked, and so long as Lessee has not sent more than one (1) prior Purchase Notice, the Partial Purchase Option shall be reinstated and remain in full force and effect.

        Section 3. Addition of Schedule 18.1(d). The parties hereto hereby mutually agree to amend the Master Lease by adding thereto Schedule 18.1(d) attached hereto as Exhibit A.

        Section 4. Amendment to Participation Agreement. The parties hereto hereby mutually agree to amend the Participation Agreement by deleting Section 4.3(c) in its entirety and inserting in lieu thereof the following:

          (c)   Notice. The Lessor shall give written notice of any prepayment of the Notes to each Purchaser (with a copy to the Indenture Trustee) specifying (a) the date of such prepayment and the section of this Participation Agreement or other Operative Document under which the prepayment is to be made, (b) the principal amount of the Notes to be prepaid on such date and (c) the estimated Make-Whole Amount, if any, and accrued interest applicable to the prepayment and, whether or not any Make-Whole Amount is payable, a reasonably detailed computation of such estimated Make-Whole Amount, if any. Any notice of prepayment of the Notes pursuant to Section 6.3 or 6.4 of the Indenture shall (except in connection with the exercise of a Purchase Option or a Partial Purchase Option pursuant to Section 18.1 of the Master Lease which permits a Purchase Notice to be delivered not less than ten (10) Business Days prior to a purchase thereunder) be given not less than 30 days nor more than 180 days before the date for such prepayment. Any notice of prepayment of the Notes pursuant to Sections 6.3 or 6.4 of the Indenture shall be irrevocable (except as set forth in Section 18.1(d)(vi) of the Master Lease which permits a revocation, in certain circumstances, of a Purchase Notice). Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with Make-Whole Amount, if any, and accrued interest thereon shall become due and payable on the prepayment date. If the prepayment of the Notes is to be made pursuant to Section 6.3 or 6.4 of the Indenture, then and in such event the Lessor shall cause the Lessee not later than two (2) Business Days prior to the prepayment date to give the Lessor, each Purchaser and the Indenture Trustee written notice of the Make-Whole Amount, if any, payable in connection with such prepayment and, whether or not any Make-Whole Amount is payable, a reasonably detailed computation of the Make-Whole Amount, if any. All prepayments shall be payable on a Business Day.

        Section 5. Amendment to Indenture. The parties hereto hereby mutually agree to amend the Indenture by deleting Section 6.4(b) in its entirety and inserting in lieu thereof the following:

          (b)   In the event of the purchase of the Solana Parcel or all or a portion of the Undeveloped Parcel in connection with the exercise of the Partial Purchase Option under Section 18.1(b) of the Master Lease, the Lessor shall then and thereupon prepay and apply, and there shall thereupon become due and payable on the principal indebtedness evidenced by the Notes, on the date of such purchase, an amount equal to such portion of the Partial Purchase Option Price constituting the portion of Basic Rent required to pay the principal and interest accrued to the Purchasers as of such date in respect of the Solana Parcel or the Undeveloped Parcel, as applicable, plus the Make-Whole Amount, if any, and all other amounts accrued and/or otherwise due and payable to the Purchasers on such date.

        Section 6. Instructions to Indenture Trustee. Notwithstanding any other provision of the Participation Agreement, the Master Lease or any other Operative Document to the contrary, by executing this Amendment, the Participants hereby authorize and instruct the Indenture Trustee to act in accordance with the terms hereof, and to execute on behalf of the Participants any amendments reasonably necessary or desirable in order to conform the provisions of the Operative Documents to the terms of this Amendment, and the Indenture Trustee hereby agrees to act in such manner.

        Section 7. RVI Provider Consent. The RVI Provider hereby consents to this Amendment.

        Section 8. Representations and Warranties of the Lessee. To induce the Lessor, Purchasers and Indenture Trustee to execute and deliver this Amendment, the Lessee represents and warrants (which representations and warranties shall survive the execution and delivery of this Amendment) to each of the Lessor, Purchasers and Indenture Trustee that:

          (a)   This Amendment has been duly authorized, executed and delivered by the Lessee and constitutes the legal, valid and binding obligation, contract and agreement of the Lessee enforceable against the Lessee in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws limiting creditors' rights generally.

          (b)   Each of the Master Lease and the Participation Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation, contract and agreement of the Lessee enforceable against the Lessee in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws limiting creditors' rights generally.

          (c)   The execution, delivery and performance by the Lessee of this Amendment: (i) is within the corporate powers of the Lessee, (ii) has been duly authorized by all requisite corporate action and, if required, shareholder action on the part of the Lessee, (iii) does not require the consent or approval of, registration or filing with or notice to any governmental or regulatory body or agency or any other Person (other than filing of certain collateral documents all of which filings have been duly made and any ordinary course filings to be made with the SEC), and (iv) will not (A) violate (1) any provision of law, statute, rule or regulation or its articles of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon the Lessee, or (3) any provision of any indenture, agreement or other instrument to which the Lessee is a party or by which its properties or assets are or may be bound, (B) result in the imposition of any lien, charge, security interest or encumbrance upon any property of the Lessee under any indenture, agreement or other instrument referred to in clause (iv)(A)(3) of this Section 8(c), or (C) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iv)(A)(3) of this Section 8(c).

          (d)   All conditions of the Lessee set forth in Section 10 hereof have been satisfied in full (provided that no representation or warranty is made as to any Purchaser's acceptance or satisfaction with any matter).

          (e)   As of the date hereof and after giving effect to this Amendment, no Default or Event of Default of the Lessee has occurred which is continuing.

          (f)    Each of the following representations and warranties contained in Section 8.2 of the Participation Agreement are (with the changes noted below) true and complete with the same force and effect as if made by the Lessee on and as of the date hereof (and all references therein to the Participation Agreement or the other Operative Documents include the same as amended hereby and all references therein to the Transaction include the same as amended hereby):

            (i)    8.2(a);

            (ii)   8.2(d) as amended to replace "December 31, 2002" with "December 31. 2005" and to replace "March 31, 2003" with "June 30, 2006"; and

            (iii)  8.2(g), 8.2(h), 8.(i), 8.2(j), 8.2(m), 8.2(n), 8.2(o), 8.2(q), 8.2(s) and 8.2(u).

          (g)   The Lease Supplement and the Deed of Trust created a valid security interest in and deed of trust lien on the Property purported to be covered thereby and such security interest and deed of trust lien constitute perfected security interests and deed of trust liens, prior to all Liens other than Permitted Property Liens.

        Section 9. Representations and Warranties of the Lessor. The Lessor represents and warrants (which representations and warranties shall survive the execution and delivery of this Amendment) to each of the Lessee, Purchasers and Indenture Trustee that:

          (a)   This Amendment has been duly authorized, executed and delivered by the Lessor and constitutes the legal, valid and binding obligation, contract and agreement of the Lessor enforceable against the Lessor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws limiting creditors' rights generally.

          (b)   Each of the Indenture, the Master Lease and the Participation Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation, contract and agreement of the Lessor enforceable against the Lessor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws limiting creditors' rights generally.

          (c)   The execution, delivery and performance by the Lessor of this Amendment: (i) is within the corporate powers of the Lessor, (ii) has been duly authorized by all requisite corporate action and, if required, shareholder action on the part of the Lessor, (iii) does not require the consent or approval of, registration or filing with or notice to any governmental or regulatory body or agency or any other Person (other than filing of certain collateral documents all of which filings have been duly made), and (iv) will not (A) violate (1) any provision of law, statute, rule or regulation or its articles of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon the Lessor, or (3) any provision of any indenture, agreement or other instrument to which the Lessor is a party or by which its properties or assets are or may be bound, (B) result in the imposition of any lien, charge, security interest or encumbrance upon any property of the Lessor under any indenture, agreement or other instrument referred to in clause (iv)(A)(3) of this Section 9(c), or (C) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iv)(A)(3) of this Section 9(c).

          (d)   All conditions set forth in Section 10 hereof have been satisfied in full (provided that no representation or warranty is made as to any Purchaser's acceptance or satisfaction with any matter).

          (e)   As of the date hereof and after giving effect to this Amendment, no Default or Event of Default has occurred which is continuing.

          (f)    All the representations and warranties contained in Section 8.3 of the Participation Agreement are true and complete with the same force and effect as if made by the Lessor on and as of the date hereof.

        Section 10. Conditions to Effectiveness of the Amendment. Upon satisfaction of each and every one of the following conditions, this Amendment shall become effective as of August 31, 2006 (such date, the "Effective Date"):

          (a)   This Amendment shall have been duly executed by the Lessee, the Lessee Guarantor, the Lessor, the Lessor Parent, the RVI Provider and the Purchasers and shall have been delivered to each Purchaser.

          (b)   The Lessor and the Purchasers shall have received such endorsements to the RVI Policy as they or their respective special counsel shall request.

          (c)   The representations and warranties of the Lessee and Lessor set forth in Sections 8 and 9 hereof shall be true and correct on and with respect to the date hereof and, if different, the Effective Date.

          (d)   All corporate and other proceedings in connection with the transactions contemplated by this Amendment shall be satisfactory to the Purchasers and their counsel, and the Purchasers shall have received all such counterpart originals or certified or other copies of all such documents as they may reasonably request.

        Section 11. Continuing Effectiveness; Ratification of Guaranties and Indemnity Agreement. As herein amended, the Master Lease, the Participation Agreement, the Indenture and each of the other Operative Documents (including, without limitation, the Guaranty and the Indemnity Agreement) shall remain in full force and effect and each of the agreements, guarantees and obligations contained therein (as amended hereby) is hereby ratified and confirmed in all respects. After the Effective Date, all references to each of the Master Lease, the Participation Agreement, the Indenture, the Guaranty, the Indemnity Agreement or the other Operative Documents respectively, shall refer to the Master Lease, the Participation Agreement, the Indenture, the Guaranty and the Indemnity Agreement as amended hereby.

        Section 12. References to the Master Lease, Participation Agreement and Indenture After the Effective Date. Any and all notices, requests, certificates and other instruments executed and delivered after the Effective Date may refer to the Master Lease, the Participation Agreement, the Indenture and the Operative Agreements without making specific reference to this Amendment, but nevertheless all references to the Master Lease, the Participation Agreement and the Indenture shall be a reference to such document as amended hereby.

        Section 13. Headings. The descriptive headings of the various Sections or parts of this Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

        Section 14. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

        Section 15. Governing Law.THIS AMENDMENT AND THE OTHER OPERATIVE DOCUMENTS (EXCEPT AS OTHERWISE PROVIDED IN ANY OPERATIVE DOCUMENT) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS AMENDMENT TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH, OR THE RIGHTS OF THE PARTIES TO BE GOVERNED BY, THE LAWS OF ANY OTHER JURISDICTION).

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the date first above written.

SABRE INC., as Lessee
By	/s/ JEFFERY M. JACKSON
	Name	Jeffery M. Jackson
	Its	Executive VP & CFO
SABRE HOLDINGS CORPORATION, as Lessee Guarantor
By	/s/ JEFFERY M. JACKSON
	Name	Jeffery M. Jackson
	Its	Executive VP & CFO
CSL LEASING INC., as Lessor
By	/s/ MICHAEL O'HERN
	Name	Michael O'Hern
	Its	Vice President
JPMORGAN CHASE BANK, N.A. (f/k/a JPMorgan Chase Bank), as Lessor Parent
By	/s/ JOSEPH STEWART
	Name	Joseph Stewart
	Its	Vice President

ASSURED GUARANTY RE LTD. (formerly ACE Capital Re International Ltd.), as RVI Provider
By	/s/ GARY BURNET
	Name	Gary Burnet
	Its	Chief Credit Officer

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, as Purchaser
By	/s/ WILLIAM C. PAPPAS
	Name	William C. Pappas
	Its	VP

BAYSTATE INVESTMENTS, LLC, as Purchaser
BY:	Prudential Private Placement Investors, L.P., as Investment Advisor
BY:	Prudential Private Placement Investors, Inc., General Partner
By	/s/ WILLIAM C. PAPPAS
	Name	William C. Pappas
	Its	Vice President

RGA REINSURANCE COMPANY, as Purchaser
BY:	Prudential Private Placement Investors, L.P., as Investment Advisor
BY:	Prudential Private Placement Investors, Inc., General Partner
By	/s/ WILLIAM C. PAPPAS
	Name	William C. Pappas
	Its	VP

JOHN HANCOCK LIFE INSURANCE COMPANY, as Purchaser
By	/s/ S. MARK RAY
	Name	S. Mark Ray
	Its	Senior Managing Director

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY, as Purchaser
By	/s/ S. MARK RAY
	Name	S. Mark Ray
	Its	Authorized Signatory

MANULIFE INSURANCE COMPANY (formerly known as Investors Partner Life Insurance Company), as Purchaser
By	/s/ S. MARK RAY
	Name	S. Mark Ray
	Its	Authorized Signatory

SIGNATURE 6 LIMITED, as Purchaser
BY:	John Hancock Life Insurance Company, as Portfolio Advisor
By	/s/ S. MARK RAY
	Name	S. Mark Ray
	Its	Senior Managing Director

SIGNATURE 7 L.P. (as successor to Goldman Sachs International), as Purchaser
BY:	John Hancock Life Insurance Company, as Portfolio Advisor
By	/s/ S. MARK RAY
	Name Its	S. Mark Ray Senior Managing Director

METLIFE INSURANCE COMPANY OF CONNECTICUT (f/k/a The Travelers Insurance Company), as Purchaser
By	/s/ ERIK V. SAVI
	Name Its	Erik V. Savi Vice President

METLIFE LIFE AND ANNUITY COMPANY OF CONNECTICUT (f/k/a The Travelers Life and Annuity Company), as Purchaser
By	/s/ ERIK V. SAVI
	Name	Erik V. Savi
	Its	Vice President

PRIMERICA LIFE INSURANCE COMPANY, as Purchaser
	By:	Conning Asset Management Company, its Investment Manager
By	/s/ ROBERT M. MILLS
	By:	Robert M. Mills
Senior Vice President

THE CANADA LIFE ASSURANCE COMPANY, as Purchaser
By	/s/ TAD ANDERSON
	Name	Tad Anderson
	Its	A.V.P., Investments, U.S. Operations
By	/s/ EVE HAMPTON
	Name	Eve Hampton
	Its	V.P., Investments, U.S. Operations
GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY, as Purchaser
By	/s/ TAD ANDERSON
	Name	Tad Anderson
	Its	Ass't. Vice President, Investments
By	/s/ EVE HAMPTON
	Name	Eve Hampton
	Its	Vice President, Investments
FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (f/k/a Canada Life Insurance Company of New York), as Purchaser
By	/s/ TAD ANDERSON
	Name	Tad Anderson
	Its	Ass't. Vice President, Investments
By	/s/ EVE HAMPTON
	Name	Eve Hampton
	Its	Vice President, Investments

SWISS RE LIFE & HEALTH AMERICA INC., as Purchaser
BY:	Swiss Re Asset Management (Americas) Inc.
By	/s/ JOHN H. DEMALLIE
	Name	John H. DeMallie
	Its	Vice President

BENEFICIAL LIFE INSURANCE COMPANY, as Purchaser
By	/s/ ROBERT R. DALLEY
	Name	Robert R. Dalley
	Its	Senior Vice President & CFO

WILMINGTON TRUST COMPANY, as Indenture Trustee
By	/s/ ANITA ROSELLI
	Name	Anita Roselli
	Its	Financial Services Officer

EXHIBIT A

SCHEDULE 18.1(d)

[Exhibit A consists of a graphical depiction of the
Solana and Sabre Campus that was not able to be converted to EDGAR]

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OMNIBUS AMENDMENT
W I T N E S S E T H
EXHIBIT A SCHEDULE 18.1 (d)